                                                                    EXHIBIT 10.4

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                          REAL WORLD CONSOLIDATION LOAN

                      ORIGINATION RESPONSIBILITY AGREEMENT

      This Real World Consolidation Loan Origination Responsibility Agreement dated as of April 1, 2003 ("Agreement") is by and between COLLEGIATE FUNDING SERVICES, L.L.C., with its principal office located at 100 Riverside Parkway, Suite 125, Fredericksburg, Virginia 22406 ("CFS"), and MISSISSIPPI HIGHER EDUCATION ASSISTANCE CORPORATION, with its principal office located at Jackson, Mississippi ("Lender").

      CFS and Lender hereby agree as follows:

1. Purpose:

      The purpose of this Agreement is to establish terms under which the parties agree to operate with respect to the marketing, servicing and funding of the RWCL Program (as hereinafter defined).

      The following provisions establish the terms, conditions and responsibilities of CFS and Lender with respect to Lender's funding of Consolidation Loans guaranteed under the requirements of the Act (as hereinafter defined).

2. Eligible Loans:

      Borrower accounts processed under the RWCL Program must consist of: at least one federal loan qualifying for Federal Consolidation as defined under Section 428 C of the Act; it being understood that such accounts at no time will include any HEAL loan, any loan held by the guarantor or insurer of such loan, or any Loan with a condition, or that is affected by an event or circumstance, allowing the holder thereof to file any claim for guarantee or insurance payment with respect to such Loan.

3. Definitions:

      Unless the context clearly indicates otherwise, the terms set forth below shall have the following meanings:

      A. "ACT" means Title IV, Parts B, F and G of the Higher Education Act of 1965 (20 USC Sec. 1071 et. seq.), as amended and in effect from time to time, or any successor enactment thereto, the effective administrative regulations promulgated thereunder, and any binding directives issued by the Secretary pursuant thereto.

      B. "AFFILIATE" means any other person or entity Controlling, Controlled by, or under common Control of another person or entity.

      C.    "ABI' means the average borrower indebtedness of a Loan.

      D. "APPLICATION" means an application for a Loan, which may be included in the Consolidation Loan Note.

      E. "BORROWER" means an individual who is (i) eligible under the Act and Regulations to be the obligor of a Loan, and/or (ii) the sole maker(s) of a Consolidation Loan Note.

      F. "BORROWER FILE" means, with respect to any Loan, the following, as appropriate:

        (1) the Consolidation Loan Note (together with the Completed Application if separate from the Consolidation Loan Note) for such Loan;

        (2) the Borrower's Application, if separate from the Consolidation Loan Note;

        (3) evidence of the Loan Consolidation Verification Certificate; and

        (4) copies of any correspondence between CFS and the Borrower related to the RWCL Program, other than generic marketing letters.

      G. "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day on which banks located in the Commonwealth of Virginia and/or the State of Mississippi are required or authorized by law to remain closed. Any other references to "days" shall mean calendar days.

      H. "COMPLETED APPLICATION" means an Application that contains all of the information required by the federal application form and the Act to make the Loan for which such Application is made.

      I. "CONSOLIDATION LOAN" means a Loan made pursuant to Section 428 C of the Act.

      J. "CONSOLIDATION LOAN NOTE" means a promissory note executed by a Borrower for a Loan set forth on the appropriate form, which may be furnished or approved by a Guarantor, which Consolidation Loan Note meets the requirements and criteria set forth in law, including the Act and applicable Regulations, and which further contains no blank spaces and no alterations or modifications of any kind whatsoever and bears an unaltered original signature in the name of the Borrower listed on the Application (in ink or in any other legally valid electronic or digital form). The Application may include the Consolidation Loan Note.

      K. "CONTROL", "CONTROLLED" or "CONTROLLING" means the possession of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract other than a commercial contract for goods or non-management services or otherwise, unless the power is the result of an official position with or corporate office held by the person. Control shall be presumed to exist if any person or entity, direct or indirectly, owns, controls, holds with the power to vote or holds proxies representing more than fifty percent (50%) of any class of voting stock of another person.

      L. "DEFAULT" means, with respect to any Consolidation Loan Note, the occurrence of any event which shall constitute a default or other grounds for filing a Guarantee claim under the terms of the Act and related Regulations.

      M. "DEFERMENT" means the period defined by the Act and applicable Regulations during which a Borrower in repayment may postpone making payments.

      N. "FORBEARANCE" means the period permitted by the Act and the policies of the Guarantor during which a Borrower in repayment is permitted to temporarily forego payments or make reduced payments.

      O. "GUARANTEE" or "GUARANTEED" means a written commitment by a Guarantor to pay Lender the unpaid principal balance plus accrued unpaid interest of a Loan or any portion thereof upon submission of a valid default, death, disability, or bankruptcy claim or claim with respect to any other event or circumstance for which a claim would be paid under the Act, in accordance with the Act and applicable Regulations.

      P. "GUARANTOR" means any state or private nonprofit organization that has entered into agreements with the Lender and with the Secretary to Guarantee Loans under the Act and is listed on Exhibit 2 to this Agreement, as such Exhibit 2 may be amended from time to time in accordance with the provisions of Section 14 of this Agreement.

      Q. "INTEREST BENEFITS PAYMENTS" means those amounts which are payable with respect to a Loan by the Secretary under Section 1078(a) of the Act or any payment of a similar nature prescribed by law hereafter adopted.

      R. "LOAN" or "LOANS" means a loan or loans of money (which may be disbursed in one or more installments) on behalf of a Borrower, contingent upon an agreement to repay, evidenced by a Consolidation Loan Note (and Guarantee if appropriate), which Loan was originated in accordance with this Agreement and is a Consolidation Loan under FFELP.

      S. "LOAN CONSOLIDATION VERIFICATION CERTIFICATE" or "LCVC" means the federal form loan consolidation verification certificate to be completed by the lender(s) or their designated agent(s) whose loan(s) are being paid in full by the Consolidation Loan in form provided by the Act.

      T. "LOAN SERVICING AGREEMENT" means the Servicing Agreement dated April 1, 2003 between CFS and the Lender.

      U. "MHEAC LOANS" means all Consolidation Loans originated through CFS or any Affiliate of CFS for the Lender in which the Application indicates that at least one of the loans being consolidated by the Loan is currently owned by the Lender, Education Services Foundation and/or an Affiliate of either of them. MHEAC Loans shall not include any Consolidation Loan(s) originated through CFS or any Affiliate of CFS that are required by a written agreement executed prior to the date of this Agreement with another lender or a written agreement executed prior to the date of this Agreement with an affinity group to be placed with another lender.

      V. "MISSISSIPPI LOANS" means all Consolidation Loans originated through CFS or any Affiliate of CFS in which the Application indicates that the Borrower is a resident of the State of Mississippi and/or at least one of the loans being consolidated by the Loan is currently owned by a lender (other than Lender or its Affiliates) that has an address in the State of Mississippi. Mississippi Loans shall not include any Consolidation Loan(s) originated through CFS or any Affiliate of CFS that are required by a written agreement executed prior to the date of this Agreement with another lender or a written agreement executed prior to the date of this Agreement with an affinity group to be placed with another lender.

      W. "NON-MISSISSIPPI LOANS" means Consolidation Loans originated through CFS or any Affiliate of CFS that are not Mississippi Loans or MHEAC Loans.

      X. "REIMBURSEMENT PAYMENTS" means an amount equal to all of the principal balance, outstanding interest and fees paid, including without limitation all application fees paid to CFS, origination and consolidation loan rebate fees paid to the United States Department of Education, and any Special Allowances and Interest Benefits Payments which the Lender would have been entitled to receive.

      Y. "RWCL PROGRAM" or the "Real World Consolidation Loan Program" means the program pursuant to which Loans will be originated in accordance with the terms and conditions of this Agreement.

      Z. "REGULATIONS" means any regulations rules, policies or procedures promulgated or adopted by a Guarantor or the Secretary.

      AA. "SECRETARY" means the Secretary of Education of the United States Department of Education or any successor as the federal official charged with responsibilities for administering the Higher Education Act.

      BB. "SERVICER" means CFS solely in its capacity as servicer under the Loan Servicing Agreement, any successor to CFS as servicer under the Loan Servicing Agreement, or any other loan servicer mutually agreeable to and approved in writing by the Lender and CFS, neither of whose agreement shall be unreasonably withheld.

      CC. "SPECIAL ALLOWANCES" means those amounts which are payable with respect to a Loan by the Secretary under Section 438 of the Act or any payment of a similar nature prescribed by law hereafter adopted.

4. Responsibilities of CFS:

      A. CFS will act solely as a marketing company for Lender with respect to marketing Consolidation Loans pursuant to the terms of this Agreement. As a marketing company, CFS shall:

      B.    Receive Applications and Consolidation Loan Notes from Borrowers.

      C. Review the documentation and perform data entry of certain information required to complete the consolidation process.

      D. Send Application forms to Borrowers for signature within one Business Day of securing complete Application information from Borrowers, and be responsible for insuring that each Application and Consolidation Loan Note submitted for a Consolidation Loan is eligible in all respects under federal consolidation loan guidelines and criteria.

      E. Perform data entry of information required of Servicer and Lender to secure required approvals from the Guarantor of the Loan, and transfer such information to Servicer on or before 9:00 a.m. on the business day the Loan is funded.

      F. Ensure that each Borrower File is complete and accurate, that the Application and Consolidation Loan Note meets all requirements for eligibility for consolidation under the Act and Regulations, and that the Consolidation Loan Note has been signed by the Borrower.

      G. Ensure accuracy and completeness of any electronically transmitted data and send, by overnight courier to Servicer on or before the last business day of each week for delivery by 11:00 a.m. on the first business day of the following week, corresponding Borrower Files for each Loan funded during such week.

      H. Promptly provide any missing documentation or information and promptly correct any error identified by Servicer or Lender.

      I. Maintain all license and other governmental approvals and otherwise comply with the Act, Regulations and all other applicable federal, state, and local laws and regulations with respect to all of its activities and obligations hereunder.

      J. Act as custodian and bailee for Lender and the Servicer with respect to all original documents for Loans until all such documents are transferred to the Servicer. As bailee and custodian, CFS shall maintain custody, control and safekeeping of such documents and such documents shall be under the sole dominion and control of CFS until delivered to the Servicer at which time they will be under the control of the Servicer. CFS shall deal with such documents only as this Agreement requires and as Lender and the Servicer otherwise instruct in writing.

      K. Promptly pay to Lender all of the Reimbursement Payments with respect to any Loan deemed, in whole or part, by any Guarantor to be uninsured after consolidation, or to have never been insured, provided that the loss or absence of the Guarantee is caused by: (i) CFS's breach of its obligations, representations, warranties, or certifications under this Agreement, (ii) CFS's action or failure to act, or (iii) any lack of documentation which made the Loan ineligible at the time it was made. CFS's reimbursement obligation under this paragraph is unconditional and not subject to offset or recoupment. CFS shall have thirty (30) days after receipt of written notice to cure any such loss or lack of insurance. If CFS is unable to effect a cure during this time period Reimbursement Payments shall be made to the Lender in immediately available funds within five (5) Business Days after expiration of the thirty (30) day cure period.

      L. Insure that no Consolidation Loan is originated with respect to a previously defaulted loan.

5. Responsibilities of Lender:

      A. Lender will perform the duties and adhere to the responsibilities outlined in this Agreement. Unless CFS shall be in material default under this Agreement, Lender shall be obligated to provide daily funding (in accordance with the provisions of this Agreement) for all Loans certified by CFS under this Agreement. In the event that CFS shall be in material default under this Agreement, Lender shall have no responsibility to fund any Loans under this Agreement.

      B. All Loans funded by Lender or its Affiliates under the RWCL Program and all receivables related thereto, and all Loan documents (in whatever form) received by or on behalf of Lender under this Agreement or in connection with a Loan, shall be owned solely by Lender or its Affiliates. Lender and its Affiliates shall have full and unfettered rights in and to the Loans and the receivables related thereto, and the Loan documents, including without limitation, the right to administer, service, collect, sell, transfer, securitize or otherwise dispose in any manner of the Loans and receivables related thereto. Nothing contained in this Agreement nor any action taken under this Agreement shall be deemed or construed to (i) give CFS or its Affiliates any right, title or interest, either in law or in equity, in and to any Loan made or administered by Lender or its Affiliates (or the receivables or Loan documents related to such Loans) or make CFS or its Affiliates a loan production office or a holder or originator of any such Loan, or (ii) give CFS or its Affiliates any right whatsoever to control the content and presentation of the underlying Loan documents.

6. Responsibilities of Servicer:

      Lender shall ensure that any Servicer retained by Lender to service Loans funded under this Agreement shall:

      A. Promptly upon receipt of the electronic or paper data for a Loan that CFS provides under Section 4.D, perform the actions necessary to prepare such Loans for loading to Servicer's system.

      B. Promptly upon receipt of each Borrower File, undertake its obligation with respect to such file and review the Borrower File for each Loan to confirm that each Borrower File is complete, including without limitation that:

            (1) the LCVC is present and signed by a representative of the owner of the loans being consolidated, or by an agent representing the owner and authorized to execute the LCVC on behalf of the owner.

            (2) the Application and Consolidation Loan Note are present and signed by the Borrower (but the Servicer shall have no obligation to verify that the signature on the Application or Consolidation Loan Note is the actual signature of the Borrower).

      C. Disburse funds from the Funding Account (as defined in Section 7 of this Agreement) in accordance with the provisions of this Section 6.C.

            (1) Lender or its designated trustee shall cause there to be available in the Funding Account such amount as shall be needed to fund Completed Applications under this Agreement, provided that during any thirty (30) day period such amount shall not be required to exceed [****] (or such greater amount as the Lender shall from time to time elect by written notice to CFS), upon which the Servicer shall be authorized to draw to fund Completed Applications for Consolidation Loans. Funding authorization shall be in a form acceptable to the Lender and the Servicer and shall be faxed or electronically transmitted by the Servicer to the Lender and CFS (with the original to be forwarded promptly thereafter to the Lender) no later than 10:00 a.m. on each scheduled funding date, provided that the data provided electronically by CFS contains no errors or problems which cause undue or unexpected delays.

            (2) No monies in or drawn from the Funding Account shall be commingled with funds of the Servicer. Lender or its designated trustee shall retain sole ownership of the Funding Account and all monies contained therein or drawn therefrom. All actions taken by the Servicer in connection with the Funding Account shall be as agent for the Lender or its designated trustee. All monies in the Funding Account shall be used solely for the purpose of funding the Loans. The Servicer shall indemnify and hold harmless the Lender and its designated trustee for any other use of monies in the Funding Account.

            (3) The Servicer shall provide disbursement information to the Lender and/or its designated trustee and, upon funding, convert the Loans to its servicing system and commence repayment servicing in accordance with any servicing agreement between Servicer and Lender.

      D. Promptly upon discovery, inform Lender and CFS in writing of any Loan with respect to which CFS has a Reimbursement Payments obligation pursuant to Section 4.J of this Agreement.
            Notwithstanding the preceding sentence, failure by the Servicer to promptly so inform Lender and CFS does not relieve CFS of its duties and responsibilities under this Agreement.

      E. Perform the services authorized by Section 15 of this Agreement with respect to borrower benefits.

The Lender shall cause the Servicer's obligations under this Section 6 to be evidenced in a written agreement between the Servicer and the Lender.

7. Funding of the Loans:

      All of the Loans to be funded by Lender pursuant to the terms and conditions of this Agreement shall be funded according to the following procedure:

      A. Lender or its designated trustee shall cause a special account (the "Funding Account") to be established with Trustmark National Bank, AmSouth Bank or such other bank or financial institution as shall be mutually acceptable to CFS and Lender. Disbursements from the Funding Account shall be made in accordance with the provisions of
            Section 6.C of this Agreement.

      B. Lender or its designated trustee shall cause there to be available in the Funding Account such amount as shall be needed to fund Completed Applications under this Agreement, provided that during any thirty (30) day period such amount shall not be required to exceed [****] (or such greater amount as the Lender shall from time to time elect by written notice to CFS), upon which the Servicer shall be authorized to draw to fund Completed Applications for Consolidation Loans. CFS shall not during any thirty (30) day period present Completed Applications to Lender for funding in excess of the amount required to be available in the Funding Account.

      C. Lender shall have the right, at any time, to elect an alternate funding mechanism for funding the Loans; provided that such funding mechanism allows for the funding of the Loans by Lender or its designated trustee within sixty (60) minutes of receipt by Lender from the Servicer of accurate disbursement information (provided that in the event that monies are to be disbursed to any payee other than CFS, Lender or its designated trustee shall have received at least one week's prior written notice).

8. Insurance:

      CFS shall obtain and maintain in force until all Loans that Lender funds hereunder are repaid in full or paid as a claim by a Guarantor, and upon the request of Lender furnish proof of, errors and omissions and liability insurance policies acceptable to Lender providing coverage (with no per occurrence minimum and not more than $10,000 aggregate deductible), with respect to claims by Lender, arising from CFS's failure to perform any of its responsibilities under, or from CFS's breach of its representations, warranties or certifications made in, this Agreement, including without limitation, CFS's obligations under Section 4.J. of this Agreement, in an amount of at least $1,000,000.00. Each such policy shall be maintained with an insurer rated not lower than "A" by A. M. Best Co. The policy shall provide that it cannot be canceled, amended or modified without at least sixty (60) days written notice to Lender and the Servicer and shall provide that CFS cannot cancel the coverage without the Lender being afforded the opportunity to assume the coverage in its own name. The policy shall not be cancelled, amended or modified by CFS in any manner that limits, restricts, or conditions the coverage provided, decreases the amount of coverage or increases the deductible, or in any other way reduces the coverage provided, without the prior written consent of Lender and Servicer, which shall not be unreasonably withheld.

9. Reimbursement Procedure:

      If Lender believes that CFS is obligated to reimburse it for any Loan pursuant to Section 4.J. hereof, Lender shall:

      A. Notify CFS in writing of the reason it believes CFS is obligated to reimburse it and CFS shall issue a Reimbursement Payment in accordance with Section 4.J; provided, however, that CFS shall have thirty (30) days after receipt of such notice to (i) deliver written notice to Lender of CFS's dispute, if any, with respect to said claim detailing CFS's good faith basis for believing it is not obligated to reimburse Lender for the affected Loan(s) under the terms of this Agreement, or (ii) cure to Lender's satisfaction the cause of CFS's obligation, if any, to reimburse Lender for such Loan. The parties shall negotiate in good faith to promptly resolve any such dispute raised by CFS in accordance with this Section 9.A. If any such dispute is not resolved within thirty (30) days after CFS has given written notice of the dispute, then either party may submit the dispute for resolution by binding arbitration pursuant to
            Section 31 of this Agreement.

      B. In the case of notice from Servicer, Servicer shall notify Lender, in writing, of the reason it believes CFS is obligated to reimburse Lender and follow Lender's instructions with respect to the Loan, any extension of the cure period or other actions determined to be appropriate by Lender.

10. Loan Origination Requirements:

      A. CFS agrees that it will send Completed Applications to the Lender for funding, and the Lender agrees that it will fund the Completed Applications sent to the Lender by CFS, during the applicable term of this Agreement for (i) [****]; (ii) at least [****] annually in Non-Mississippi Loans; and (iii) an additional [****] annually in Non-Mississippi Loans, unless either party provides written notice to the other prior to the commencement of any annual period that it elects a lesser specified additional amount (which specified amount may be as little as zero) for such ensuing annual period.

      B. Borrowers must have a minimum Loan indebtedness of [****]. CFS agrees to maintain an average ABI Application size of between [****] and [****]. Lender and CFS will review the ABI monthly. Should the average ABI funded be below [****] or above [****] for two (2) consecutive months, either the Lender or CFS may elect to renegotiate the referral fees described in Section 10.C of this Agreement in accordance with the procedures set forth in Section 11 of this Agreement.

      C. Except as otherwise provided in this Section 10.C, the Lender agrees to pay a referral fee of (i) [****] for each Completed Application for a MHEAC Loan or a Mississippi Loan; (ii) [****] for each Completed Application for a Non-Mississippi Loan up to [****] annually; and (iii) [****] for each Completed Application for Non-Mississippi Loans in excess of [****] annually, regardless of whether such MHEAC Loans, Mississippi Loans, or Non-Mississippi Loans are actually funded by the Lender. If the Loan involves a MHEAC Loan in which the Application indicates that more than fifty percent (50%) in principal amount of the loans being consolidated are MHEAC Loans, then the Lender agrees to pay a marketing fee of [****] for each Completed Application for such MHEAC Loan, regardless of whether such MHEAC Loan is actually funded by the Lender.

11. Renegotiation of Marketing Fee:

      In the under the provisions of Section 10 of this Agreement, the party electing to renegotiate event that either the Lender or CFS elects to renegotiate the referral fees provided for shall send written notice to the other party. Thereafter both parties shall undertake good faith efforts to agree to adjust such fees to their mutual satisfaction. In the event that the parties are unable to agree upon an adjustment to said fees within thirty (30) days of notice by one party to the other , either the Lender or CFS, as the case may be, may terminate this Agreement at any time thereafter upon written notice to the other party.

12. Eligible Guarantors:

      CFS shall have the right to designate the Guarantor from among those listed on Exhibit 2 to this Agreement, as such may be amended from time to time by mutual agreement of CFS and the Lender, as the Guarantor to be used in connection with processing any particular Consolidation Loan. Lender agrees to use its best efforts to become eligible to use, sign an agreement with, and add to Exhibit 2 any financially sound Guarantor selected by CFS that accepts national consolidation loan guarantees. Lender shall promptly notify CFS of any changes to any agreement with a Guarantor or the processes or procedures of that Guarantor that are reasonably expected by the Lender to affect the guaranty of a Loan.

13. Borrower Rates:

      Lender further agrees to provide incentives described in Exhibit 1 to Borrowers of Consolidation Loans made under the RWCL Program to pay their Loans in a timely manner. At the time that CFS transfers information to the Servicer pursuant to Section 4.D of the Agreement, it also will provide notice to the Servicer regarding the particular incentive program being offered at the time a Loan is made.

      Servicer may reinstate disqualified Borrowers that lose their benefits due to Servicer error. Servicer shall communicate to the Borrower when they have achieved the rate reduction, at disqualification and at reinstatement, as applicable.

14. Marketing:

      CFS agrees that marketing the RWCL Program is the responsibility of CFS, subject to the following conditions:

      A. Lender and Servicer will not be required to produce any of the marketing materials developed, nor will their names, service marks, trademarks or logos be used by CFS in any promotions without their prior written consent, which shall not be unreasonably withheld.

      B. Subject to the requirements of Section 14.A., Lender hereby gives CFS, limited, non-exclusive, non-transferable, royalty-free permission, during the term of this Agreement (including any extensions and renewals hereof), to use Lender's name and other trademarks and service marks on marketing and promotional materials related to the RWCL Program (the "Marketing Materials"); provided, however, that the Marketing Materials must be approved in writing by Lender prior to use by CFS. Lender shall approve or object to marketing materials within five (5) business days of submission to Lender by CFS. If Lender does not submit any comments within said time period, then Lender shall be deemed to have approved said Marketing Materials.

      C. Lender and CFS shall agree with each other as to the form and substance of any press release relating to this Agreement and any press release about the RWCL Program referencing or identifying Lender, and consult with each other as to the form and substance of other public disclosures related to Lender's participation in the RWCL Program; provided, however, that nothing contained in this Agreement shall prohibit any party from making any disclosure which its legal counsel reasonably deems necessary to comply with applicable law.

      D. In performing its marketing services under this Agreement, CFS shall at all times comply with (i) applicable federal and state consumer privacy laws and regulations, and (ii) Direct Marketing Association guidelines and all State "do not solicit" telemarketing lists (whether covering telemarketing or direct mail marketing). Furthermore, CFS shall not attempt further phone calls or send additional mailings to, or in any way contact, individuals who request that no future phone calls, mailings, or contacts be made to the individual.

      E. CFS agrees not to market the RWCL Program for funding by Lender to any individual who is (i) subject to consumer opt-out protections under any applicable laws or regulations, and (ii) identified by Lender to CFS. Whenever Lender provides CFS with a report listing such individuals, CFS shall promptly and accurately match such list against any file, database, or list of consumers/customers maintained or used by CFS to promote the RWCL Program. CFS shall not market RWCL Loans for funding by Lender to individuals identified in such data-matching process.

      F. CFS agrees that it will not, for itself or on behalf of any other person or entity, in any way market, advertise or promote consolidation loans or education finance products of any type from any source to Borrowers whose residence is listed as being located in the State of Mississippi other than pursuant to the terms and conditions of this Agreement. This prohibition shall not cover any marketing, advertisement or promotion involving an affinity group with which CFS has a written agreement prior to the date of this Agreement or another lender with which CFS has a written agreement prior to the date of this Agreement to market, advertise, promote or make consolidation loans or education finance products.

15. Regulatory Changes:

      If regulatory or legislative changes to the Act occur which prevent Lender from realizing sufficient revenue from the RWCL Program, Lender has the option to withdraw from the RWCL Program with one hundred twenty (120) days prior written notice to CFS. If legal or regulatory changes prohibit, limit or alter the compensation provisions for the services rendered by CFS to Lender, either party shall have the option to negotiate an amendment to the Agreement or withdraw from the RWCL Program with one hundred twenty (120) days prior notice to the other party. Lender shall have no obligation to fund Loans after the date of any of the foregoing notices, except that during such one hundred twenty (120) day notice period Lender shall, subject to and in accordance with this Agreement, fund Loans for which CFS has secured complete application information and has mailed related application forms to Borrowers for signature prior to the date of any such notice, unless such actions would result in violation(s) of law. Notwithstanding anything to the contrary contained herein, in the event that any provision of this Agreement or the RWCL Program shall be prohibited due to regulatory or legislative changes to the Act or other applicable law, then no party to this Agreement shall be obligated to act in a manner that would violate the Act or applicable law.

16. Invoicing and Payment of Application Fees:

      CFS shall invoice all application fees payable in accordance with Section 10.C of this Agreement each Friday for all Loans processed during that week. Each invoice shall provide sufficient detail to permit Lender to verify the bill at the Borrower level. Lender agrees to execute a wire transfer of funds for all invoices, except as to amounts that are under good faith dispute, within three (3) business days of receipt of invoice.

17. Expenses:

      Other than the expenses described in this Agreement, all parties agree to be responsible for their respective expenses under the RWCL Program. CFS shall be responsible for the cost of all marketing materials, data entry, sales and related expenses incurred with respect to its marketing activities.

18. Confidentiality:

      A. This Agreement is considered confidential by all parties hereto and must not be copied or disclosed to anyone other than employees of the parties directly involved in the RWCL Program or their accountants, attorneys, or other professional advisors or government agencies having jurisdiction over such parties without the written consent of the other parties, except as otherwise required by law.

      B. All data, information, records, correspondence, reports or other documentation relating to and identified with prospective, existing or former Borrowers of Loans under this Agreement, contained or reflected in Loan forms (including without limitation the Application and the Consolidation Loan Note), RWCL Program forms, or otherwise obtained, received, prepared, generated or maintained by CFS in connection with this Agreement or necessary to complete, process, fund service, or otherwise administer a RWCL Program Loan, is and shall remain the confidential information and property of Lender, regardless of whether it is initially received or obtained by CFS from or at the direction of Lender, the Borrower, or any lender of any loan underlying the Borrower's Loan, or prepared and maintained by CFS in the course of any of its activities under this Agreement (individually or collectively referred to hereinafter as "Lender Proprietary Information"). Lender Proprietary Information
            (i) includes any customer list provided by Lender to CFS in connection with Section 14.E., and (ii) excludes information contained in marketing lists purchased by CFS or information obtained by CFS other than in connection with the RWCL Program. CFS shall hold all Lender Proprietary Information in strictest confidence and not release or divulge such information to any party other than Lender and Lender's Affiliates without Lender's prior written consent, except (i) as provided in Section 18.A, (ii) to such other parties as Lender directs in writing, and (iii) as otherwise explicitly set forth in this Agreement. CFS understands and agrees that it shall only use Lender Proprietary Information to perform its duties under this Agreement and that CFS shall not directly or indirectly use, or suffer, permit or cause to be used, any such Information for any other purpose whatsoever. In the event that CFS becomes legally compelled to disclose any of the Lender Proprietary Information to entities not described in the third sentence of this Section 18.B., CFS shall provide Lender with prompt notice before such Lender Proprietary Information is disclosed so that Lender may seek, before such disclosure is made, a protective order or other remedy. If a protective order or other remedy is not obtained, or that Lender waives compliance with this Section 18.B., CFS shall furnish only that portion of Lender Proprietary Information which it is advised by counsel is legally required and, if requested by Lender at its sole expense, CFS shall exercise reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Information.

      C. Nothing contained in this Section or in this Agreement shall preclude distribution of information to rating agencies, credit enhancers, trustees and others involved in financings, provided that the party distributing such information shall have advised the party to whom such information is distributed that the information being transmitted is of a confidential nature. MHEAC will not be liable for inappropriate disclosure by any such rating agency, credit enhancer, trustee or other party involved in a financing.

19. Representations, Warranties, and Covenants of CFS:

      CFS represents, warrants, and covenants each of the following to Lender on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan and on the date of Lender's funding of any Loan (which such representations, warranties and covenants shall survive any termination of this Agreement):

      A. CFS (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing; (iii) possesses all requisite authority, permits and power to conduct its business as is now being conducted; and (iv) is in compliance with all applicable federal and state laws and regulations and all of its obligations under this Agreement.

      B. The execution and delivery by CFS of this Agreement and the performance by it of its obligations hereunder (i) are within its limited liability company power; (ii) have been duly authorized by all necessary company action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, requires no action by or filing with any governmental agency; and
            (iv) do not violate any provision of its operating or company agreement.

      C. This Agreement will, upon execution and delivery by all parties thereto, constitute a legal, valid and binding obligation of CFS, enforceable against CFS according to its terms.

      D. CFS is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition, and no outstanding or unpaid judgments against CFS exist.

      E. All tax returns of CFS required to be filed have been filed (or extensions have been granted) before delinquency and all taxes imposed upon CFS that are due and payable have been paid before delinquency, other than taxes which are being contested in good faith by lawful proceedings diligently conducted and against which reserve or other provision required by GAAP has been made and in respect of which levy and execution of any lien have been and continue to be stayed.

      F. Until all Loans that Lender funds hereunder have been repaid in full or paid as a claim by a Guarantor, CFS or transferred by Lender to another entity:

            (1) CFS shall maintain books, records and accounts necessary to prepare and will prepare financial statements according to Generally Accepted Accounting Principles.

            (2) CFS shall (i) maintain its corporate existence (such that there shall not be any mergers or acquisitions in which CFS is not the surviving entity) and good standing in its state of organization, and (ii) maintain all licenses, permits, and franchises necessary for its business.

      G. The referral fees payable under Section 10.C of this Agreement are not prohibited by the Act or the Regulations.

20. Representations and Warranties of Lender:

      Lender represents and warrants to CFS on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan, and on the date of Lender's funding of any Loan (which such representations and warranties shall survive any termination of this Agreement):

      A. Lender (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business as a Mississippi, non-profit corporation; and (iii) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted.

      B. The execution and delivery by Lender of this Agreement and the performance by it of its obligations hereunder (i) are within its corporate power; (ii) have been duly authorized by all necessary action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any governmental agency; and (iv) do not violate any provision of its articles of incorporation.

      C. This Agreement will, upon execution and delivery by all parties thereto, constitute a legal, valid and binding obligation of Lender, enforceable against Lender according to its terms.

      D. Lender is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse affect on its financial condition.

21. Notice:

      All notices, requests, demands or other instruments which may or are required to be given by either party to the other, shall be in writing and each shall be deemed to have been properly given (a) effective upon delivery when delivered either by personal or hand delivery; or by facsimile or telecopier transmission (with electronic confirmation and a hard copy follow-up by first class mail, postage prepaid), or (b) effective upon receipt when either sent by a recognized overnight courier service offering written proof of delivery, or when mailed, postage prepaid, by registered or certified mail, requesting return receipt, addressed as follows:

            If to CFS:

                     J. Barry Morrow, CEO
                     Collegiate Funding Services, L.L.C.
                     100 Riverside Parkway, Suite 125
                     Fredericksburg, Virginia 22406

            with a copy to:

                     Collegiate Funding Services, LLC
                     100 Riverside Parkway, Suite 125
                     Fredericksburg, VA  22406
                     ATTN:  Charles L. Terribile, Executive VP & General Counsel

            If to Lender:

                     Kenneth L. Smith, Jr.
                     Executive Director
                     Mississippi Higher Education Assistance Corporation 2600 Lakeland Terrace
                     Jackson, MS 39216

            with a copy to:

                     David L. Martin, Esq.
                     Watkins Ludlam Winter & Stennis, P.A.
                     633 North State Street (39202)
                     P.O. Box 427
                     Jackson MS 39205-0427

      Either party may change the address to which subsequent notices are to be sent to it by written notice to the other given as aforesaid, but any such notice of change, if sent by mail, shall not be effective unless given as provided in this Section.

22. Entire Agreement:

      This Agreement, including all exhibits hereto, represents the entire agreement of the parties and supersedes all prior agreements, written or oral, with respect to such subject matter. Each of the parties has read and understands this Agreement, and has had the opportunity to have this Agreement reviewed by an attorney.

23. Term; Termination:

      A. The parties agree that the term of this Agreement shall be from the effective date specified in Section 37 of this Agreement until:

            (1) With respect to MHEAC Loans and Mississippi Loans, the Servicing Agreement expires or is terminated.

            (2) With respect to Non-Mississippi Loans, the expiration of a period of three (3) years after such effective date; provided that such three (3) year period shall automatically extend each year for an additional one (1) year period unless one of the parties notifies the other in writing at least ninety (90) days prior to December 31 of any year of its intent not to further extend the term of this Agreement with respect to Non-Mississippi Loans.

      B.    This Agreement may be terminated as follows:

            (1) By mutual agreement of the parties, in writing, at the time so agreed to by the parties;

            (2) Except as otherwise specifically provided in this Agreement, by either party in writing, in the event the other party has in any material respect breached any covenant, obligation, representation or warranty contained herein, and such breach has not been cured within sixty (60) calendar days after the date on which written notice of such breach is given to the party committing such breach.

            (3) By either party (the "solvent Party") in writing, in the event the other party (the "insolvent Party") files for or is subject to any insolvency or bankruptcy proceeding, makes an assignment for the benefit of creditors or becomes subject to any receivership, conservatorship or liquidation, in which case this Agreement may be immediately terminated by the solvent Party by giving written notice of termination to the insolvent Party. In such event, this Agreement shall not constitute assets or property in any insolvency proceeding, and therefore may not be assigned to any trustee, receiver, creditor or the other third party.

            (4) In the event that Lender shall determine that it will be unable to provide funding for Loans under this Agreement solely as a result of Lender having inadequate funds available for such funding, and Lender has used its best efforts to obtain such funding, then the Lender shall have the right to terminate this Agreement by providing one hundred twenty
                  (120) days advance written notice to CFS.

      C. Termination or expiration of the Agreement shall not terminate or affect any rights, obligations or liabilities of either party that arose prior to the effective date of such expiration or termination.

      D. All Applications for Mississippi Loans and MHEAC Loans that have been initiated by CFS prior to termination of this Agreement shall be processed by CFS and submitted to the Lender for funding under this Agreement, and the Lender shall pay all amounts due to CFS as a result of any Completed Application so submitted to it by CFS, unless (1) such processing, funding or payment is unlawful, or (2) such Completed Application is submitted by CFS to the Lender more than ten (10) business days after the effective date of termination of this Agreement.

24. Change of Control:

      CFS and the Lender each shall give the other party thirty (30) days prior written notice after the effective date of any change of Control.

25. Amendment:

      This Agreement may be amended only by a written instrument signed by all of the parties hereto. The effective date of any amendments shall be the date the parties have signed said instrument unless otherwise stated therein.

26. Binding Effect; Assignment:

      This Agreement shall be binding upon and shall inure to the benefit of the parties and each one's permitted successors and assigns. No party may assign its rights or delegate its duties under this Agreement without the other parties' prior written consent (which shall not be unreasonably withheld.). Any assignment contrary to the foregoing shall be void.

27. Agency:

      The parties acknowledge that nothing herein is intended to authorize CFS or Lender to enter into an agency relationship with any other entity or individual, including without limitation the holder of any loans to be consolidated or their agents, nor shall any provision hereof be interpreted as creating such an agency relationship or subjecting Lender to any liability, loss or imputed or vicarious knowledge, liability, or loss in connection with any Loan made pursuant to this Agreement by reason of any act or omission of any such other entity or individual. No legal relationship of any kind exists as a result of this Agreement other than the covenants expressly contained herein. This Agreement shall not be deemed or construed to constitute, create, give effect to or otherwise imply a partnership, co-partnership, joint venture or business organization of any kind between the parties, or principal and agent relationship between the parties or any of their respective Affiliates. It is agreed that each party shall at all times be an independent contractor and not an agent for the other party. Neither party has the authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the other party or to bind such other party in any way. Each party shall be responsible for wages, taxes, withholding, insurance, hours, and conditions of employment of its personnel during the term of this Agreement.

28. Default; Jurisdiction:

      Should any party default hereunder, the nondefaulting party shall be entitled to recover all costs of enforcing this Agreement, including reasonable attorney's fees. This agreement shall be governed by, subject to, and interpreted in accordance with the laws of the Commonwealth of Virginia without regard for its conflict of laws statute.

29. Indemnification:

      Each party (the "Indemnifying Party") agrees to assume liability and to pay for, and hereby agrees to indemnify, defend, and hold harmless the other party (the "Indemnified Party") and its officers, directors, employees, Affiliates, successors, and assigns from and against any and all liabilities, losses, costs, damages, penalties, fines, or expenses, including without limitation legal costs and reasonable attorney's fees (together "Losses"), in connection with any claims, suits or proceedings made or brought by a third party to the extent that such Losses result from, arise out of, or relate to a violation, breach or non-performance by the Indemnifying party or its agent(s) of any of the Indemnifying Party's obligations, covenants, representations, warranties, or certifications under or in connection with this Agreement. It is specifically understood that neither party shall make or agree to any settlement of any such claim involving financial compensation by the other party, its successors, assigns, or Affiliates.

30. Severability:

      It is the intent of the parties that the Agreement be construed and interpreted in a manner such as to permit enforcement of all of its terms. However, if any provision of this Agreement is held invalid or unenforceable in any jurisdiction for any reason, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, unless such invalidity shall destroy the economic incentive for either party's participation in the Agreement. Such invalid or unenforceable provision shall be amended, if possible, in accordance with Section 25 hereof in order to accomplish the purposes of this Agreement.

31. Arbitration:

      A. Any dispute under this Agreement which cannot be resolved in a manner mutually acceptable to CFS and the Lender within the time frame specified in this

            Agreement or otherwise within ninety (90) days from the date a dispute is first brought to the attention of the other party (by written notice) shall, upon the request of any party to this Agreement, be resolved by binding arbitration. CFS and the Lender specifically agree that all disputes shall be resolved by binding arbitration, and that the express reference to resolution of disputes in certain provisions of this Agreement shall not be construed to indicate that only those disputes are to be resolved by binding arbitration. The following rules shall govern every arbitration under this Agreement: Such arbitration may be initiated by giving twenty (20) days written notice to the other party. The arbitration shall be conducted either by a single arbitrator agreed upon by the parties or, if the parties are unable to agree upon a single arbitrator, by a panel of three arbitrators. If the arbitration is to be conducted by a panel of three arbitrators, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall select the third member of the arbitration panel.

      B. The arbitrators shall be paid for their services at a rate established by the American Arbitration Association (the "AAA"). The arbitrators in their sole discretion may allocate all such fees and costs solely to either party if the arbitrators determine that the position of such party in requiring or participating in the arbitration is not meritorious. Otherwise, CFS and the Lender shall each be responsible for one-half of all expenses and costs of its officers, employees, agents or the like related to such arbitration.

      C. The arbitration shall be conducted in accordance with the Rules of Arbitration of the AAA. The arbitrators shall decide any matter before them in accordance with the wording of this Agreement and the laws of the State of Virginia, without regard to the conflict of laws principles thereof.

      D. The arbitrators shall use their best efforts to resolve each arbitration issue as promptly as possible.

      E. The arbitration shall be held in Fredericksburg, Virginia or such other location as may be agreed to by all parties to the dispute.

      F. If all of the parties to the dispute agree, the arbitrators may suspend the arbitration at any time for a period of not more than ninety (90) days for nonbinding mediation. Nothing done as part of the mediation may be used in any way in further dispute resolution proceedings.

      G. Each party to this Agreement hereby irrevocably waives any claims it may have against the arbitrators relating to any arbitration under this Agreement, except claims providing for the enforcement of written agreements to resolve disputes by arbitration.

      H. The arbitrators may direct any party to this Agreement to take an action relating to the controversy or refrain from taking an action relating to the controversy or may require any party to this Agreement to pay money damages to the other party or to a third party.

      I. CFS, the Lender and the arbitrators shall use every reasonable effort to maintain in confidence the existence and outcome of any arbitration under this Agreement and all other facts relating to the arbitration.

      J. The award of the arbitrators shall be final and shall bind CFS and the Lender, and an order confirming the judgment may be entered in any court having jurisdiction.

32. No Implied Waivers:

      No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealings among the parties, shall operate as a waiver of such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of any right, privilege, power, or remedy or the existence of any other right, privilege, power, or remedy. No waiver shall be effective against any party unless signed in writing by an authorized officer of such party.

33. Corporate Obligation:

      No director, officer, employee or agent of any party shall be individually liable to any other party for the taking of any action, or for refraining to take any action, in good faith pursuant to this Agreement. The Agreement is a corporate obligation and any liability arising hereunder shall be a corporate liability.

34. Remedies Not Exclusive:

      Unless specifically provided otherwise herein, no remedy by the terms of this Agreement conferred upon or reserved to any party hereto is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation the right to such equitable relief by way of injunction) or by statute on or after the date of this Agreement.

35. Effective Date:

      The effective date of this Agreement shall be the date that the term of the Servicing Agreement shall commence.

      Entered into as of the first date written above.

      This document may be signed by the parties hereto in duplicate copies with signatures on separate pages.

MISSISSIPPI HIGHER EDUCATION ASSISTANCE CORPORATION

By    /s/ Kenneth Smith
      --------------------------
      Kenneth Smith
      Executive Director

COLLEGIATE FUNDING SERVICES, LLC

By    /s/ Charles L. Terribile
      --------------------------
      Charles Terribile
      Assistant Secretary

                                    EXHIBIT 1

Borrowers may receive a one percent (1%) interest rate reduction on the RWCL Loan after either (i) 36 consecutive on-time payments; (ii) 48 consecutive on-time payments; or (iii) 60 consecutive on-time payments, depending on which program(s) is(are) being offered by CFS to Borrowers at the time the RWCL loan is made. Borrowers must maintain on-time payments to continue to qualify for the rate reduction. "On time" payment is considered to be one that is made prior to the 15th day of delinquency. Borrowers may also receive a .25% rate reduction upon the commencement of electronic drafting for Loan payment purposes. Said ..25% rate reduction shall only apply so long as the Borrower maintains electronic drafting for payment purposes.

                                    EXHIBIT 2

                           List of Approved Guarantors

Florida Guaranteed Loan Program

Kentucky Higher Education Assistance Authority

Louisiana Guaranteed Student Loan Program

Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance***

Nebraska Student Loan Program

New York State Higher Education Services Corporation***

Pennsylvania Higher Education Assistance Agency

Tennessee Student Assistance Corporation***

Texas Guaranteed Student Loan Corporation

USA Funds

***Only these Guarantors have the ability to do spousal loan consolidations.